UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2007

Learning Tree International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1805 Library Street, Reston, VA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 709-9119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 12, 2007, Learning Tree International, Inc. (“Learning Tree”) received a Staff Determination from the NASDAQ Stock Market that the hearing previously scheduled for February 22, 2007 to consider Learning Tree’s failure to file its Form 10-K for the fiscal year ended September 29, 2006 will also consider Learning Tree’s failure to file its Form 10-Q for the fiscal quarter ended December 29, 2006. As previously announced, the filing of the fiscal year 2006 Form 10-K has been delayed as a result of a restatement, and Learning Tree has been unable to finalize the Form 10-Q until the completion of the Form 10-K. There can be no assurance that the Panel will grant the request for continued listing at the hearing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release issued by Learning Tree International dated February 16, 2007 relating to delisting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: February 16, 2007	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht Chief Executive Officer